Natural Health Trends Announces Net Income for the Fourth Quarter 2008

DALLAS, TX -- (Marketwire - March 16, 2009) - Natural Health Trends Corp. (NASDAQ: BHIP) today announced its financial results for the quarter ended December 31, 2008. The company reported sales of $11.1 million and net income of $229,000, after de-recognizing $2.2 million in past year commission liabilities in the fourth quarter of 2008.

Chris Sharng, the company's president, said, "We had a strong finish for the year 2008. Our deferred revenue, which represents orders not shipped as of December 31, was higher than at the end of the third quarter. We are also excited about the current momentum our Greater Chinese members have generated, following a prolonged Chinese New Year festival period that effectively reduced the number of working days in January and February of this year."

The company expects additional measures to reduce SG&A and cost of goods sold that were identified by the end of 2008 will generate cost savings of $500,000 per quarter, to be fully realized by June. At the end of the fourth quarter of 2008, Natural Health Trends implemented a price increase in Hong Kong, Europe and North America that it expects will further bolster the gross profit margin.

"This year, we have been actively planning new marketing programs, including training and meetings in Greater China that will begin within the next few weeks," continued Mr. Sharng. "We have also been actively working on opening a new market in Russia, where in-market customer service facilities are expected to be activated by the end of June. We feel that the trend in revenue and expenses we are witnessing after the Chinese New Year bodes well for a solid year."

The company plans to host a conference call at 11:30 a.m. EDT, March 17, 2009. Those who wish to participate may call telephone number (866) 597-6038, or (973) 582-2772 for international callers, 15 minutes before 11:30 a.m. EDT. Callers will need to give the conference identification number, 90390396. If you cannot participate in the call, but wish to hear it, you may log in to the company's homepage at www.naturalhealthtrendscorp.com and click on the conference call 1 1/2 hours after the completion of the call.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the company's website, and management encourages interested parties to register for updated corporate information via email on the company's home page, www.naturalhealthtrendscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 31, 2008, with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

                        NATURAL HEALTH TRENDS CORP.

                  CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    (In Thousands, Except Share Data)

                                             September 30,    December 31,
                                                 2008            2008
                                             -------------   -------------

                   ASSETS
Current assets:
  Cash and cash equivalents                  $       3,969   $       3,491
  Restricted cash                                      227             340
  Accounts receivable                                  222              71
  Inventories, net                                   1,974           2,141
  Other current assets                                 894             735
                                             -------------   -------------
Total current assets                                 7,286           6,778
Property and equipment, net                          1,321           1,173
Goodwill                                             1,764           1,764
Intangible assets, net                               2,000           1,800
Restricted cash                                      3,678           3,646
Deferred tax assets                                    164               -
Other assets                                         1,657           1,464
                                             -------------   -------------
Total assets                                 $      17,870   $      16,625
                                             =============   =============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $       1,387   $       1,746
  Income taxes payable                                 376             187
  Accrued distributor commissions                    1,063             554
  Other accrued expenses                             2,806           2,456
  Deferred revenue                                   2,116           2,841
  Current portion of convertible
   debentures, net of discount of $609
   and $2,320 at September 30, 2008 and
   December 31, 2008, respectively                   1,339           1,534
  Deferred tax liability                                 -             351
  Other current liabilities                          3,192           1,170
                                             -------------   -------------
Total current liabilities                           12,279          10,839
Convertible debentures, net of discount
 of $2,302 at September 30, 2008                         -               -
                                             -------------   -------------
Total liabilities                                   12,279          10,839
Commitments and contingencies
Minority interest                                       34              34
Stockholders' equity:
  Preferred stock, $0.001 par value;
   5,000,000 shares authorized; 1,761,900
   shares designated Series A convertible
   preferred stock, 138,400 shares issued
   and outstanding at September 30, 2008
   and December 31, 2008, aggregate
   liquidation value of $263                           124            124
  Common stock, $0.001 par value;
   50,000,000 shares authorized; 10,343,582
   and 10,691,582 shares issued and
   outstanding at September 30, 2008 and
   December 31, 2008, respectively                      10              11
  Additional paid-in capital                        79,579          79,711
  Accumulated deficit                              (75,082)        (74,853)
  Accumulated other comprehensive income:
     Foreign currency translation
      adjustments                                      926             759
                                             -------------   -------------
Total stockholders' equity                           5,557           5,752
                                             -------------   -------------
Total liabilities and stockholders' equity   $      17,870   $      16,625
                                             =============   =============

                        NATURAL HEALTH TRENDS CORP.

            CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                  (In Thousands, Except Per Share Data)

                                                  Three Months Ended
                                             -----------------------------
                                             September 30,    December 31,
                                                  2008            2008
                                             -------------   -------------

Net sales                                    $      11,016   $      11,072
Cost of sales                                        3,050           3,096
                                             -------------   -------------
Gross profit                                         7,966           7,976
Operating expenses:
  Distributor commissions                            4,573           4,480
  Selling, general and administrative
   expenses (including stock-based
   compensation expense of $128 and $133
   during the three months ended September
   30, 2008 and December 31, 2008,
   respectively)                                     4,358           3,945
  Depreciation and amortization                        338             366
  Impairment of long-lived assets                        2               -
                                             -------------   -------------
Total operating expenses                             9,271           8,791
                                             -------------   -------------
Loss from operations                                (1,305)           (815)
Other income (expense), net:
  Loss on foreign exchange                            (345)            (29)
  Interest income                                       18              21
  Interest expense (including amortization
   of debt issuance costs and accretion of
   debt discount of $559 and $713 during the
   three months ended September 30, 2008 and
   December 31, 2008, respectively)                   (666)           (815)
  De-recognition of commission liabilities               -           2,237
  Other                                                 19             (30)
                                             -------------   -------------
Total other income (expense), net                     (974)          1,384
                                             -------------   -------------
Income (loss) before income taxes and
 minority interest                                  (2,279)            569
Income tax provision                                   (37)           (340)
                                             -------------   -------------
Net income (loss)                            $      (2,316)  $         229
                                             =============   =============

                        NATURAL HEALTH TRENDS CORP.

            CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                              (In Thousands)

                                                  Three Months Ended
                                             -----------------------------
                                             September 30,   December 31,
                                                 2008            2008
                                             -------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                            $      (2,316)  $         229
Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
    Depreciation and amortization of
     property and equipment                            138             166
    Amortization of intangibles                        200             200
    Amortization of debt issuance costs                 96             122
    Accretion of debt discount                         463             591
    Stock-based compensation                           128             133
    Impairment of long-lived assets                      2               -
    Deferred income taxes                                -             526
Changes in assets and liabilities:
    Accounts receivable                                 73             134
    Inventories, net                                   828            (212)
    Other current assets                               193             149
    Other assets                                       143              28
    Accounts payable                                   (70)            349
    Income taxes payable                                 7            (194)
    Accrued distributor commissions                   (406)           (506)
    Other accrued expenses                            (143)           (348)
    Deferred revenue                                  (471)            727
    Other current liabilities                         (157)         (2,004)
                                             -------------   -------------
Net cash provided by (used in) operating
 activities                                         (1,292)             90
                                             -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                 (130)            (23)
  Decrease in restricted cash                          (42)           (168)
                                             -------------   -------------
Net cash used in investing activities                 (172)           (191)
                                             -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on debt                                    (145)           (396)
                                             -------------   -------------
Net cash used in financing activities                 (145)           (396)
                                             -------------   -------------

Effect of exchange rates on cash and cash
 equivalents                                           369              19
                                             -------------   -------------
Net decrease in cash and cash equivalents           (1,240)           (478)
CASH AND CASH EQUIVALENTS, beginning of
 period                                              5,209           3,969
                                             -------------   -------------
CASH AND CASH EQUIVALENTS, end of period     $       3,969   $       3,491
                                             =============   =============

Contact:
Jean Bono
Natural Health Trends Corp.
investor.relations@nhtglobal.com